Exhibit 32

SECTION 1350 CERTIFICATION

Each of the undersigned, Yongke Xue, President and Chief Executive Officer of SkyPeople Fruit Juice, Inc., a Florida corporation (the “Company”), and Spring Liu, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge (1) the quarterly report on Form 10-Q of the Company for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/YONGKE XUE Name: Yongke Xue Title: President and Chief Executive Officer Dated: August 14, 2009 /s/ SPRING LIU Name: Spring Liu Title: Chief Financial Officer Dated: August 14, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.